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                                                                   EXHIBIT 10.19

EXCLUSIVE LICENSING AGREEMENT

This Agreement made effective as of this 24th day of June, 1999, by and between Ingen Technologies, Inc., a Nevada Corporation doing business in the State of California, further referred as the ("Company") whose principal corporate offices are at 576 E. Victoria Court, Lake Arrowhead CA 92352, and Francis & Bettie McDermott, (Husband & Wife), further referred to as the ("Contractor"), located at 11619 Lennox Street, Yucaipa CA 92399, and is made with reference to the following.

RECITALS

A. The Company is an established business providing an oxygen sensing warning device for the medical, private and government markets.

B. The Company exclusively accepts the rights to the BAFI product over the following seventeen years (17 yrs) as such product is described in the attached patent filings referenced as Patent Pending serial number 09/318651 and attached hereto and under the following terms and conditions.

C. The Contractor has the expertise, knowledge and resources for future development and implementation of technology enhancements of said product and grants exclusivity to the Company for a period of seventeen years (17 yrs) the rights of said product and applications as defined in the patent filings.

D. The Company agrees to market said product at its own expense and will provide promotional programs, distribution and manufacturing resources to


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Exclusive Licensing Agreement Ingen Technologies, Inc.

promote said products and services to be accessed by the distributor(s) and consumers and used to be distributed in accordance to all laws of which govern the Company in this type of industry.

E. The Company desires to utilize the Contractor's expertise, knowledge and other resources for developing new products and/or enhancement to existing products as described in the above Recitals for the purpose of increasing sales. The Contractor is willing to provide said expertise, knowledge and other resources to the Company for the same purpose upon terms and conditions hereinafter set forth.

NOW, THEREFORE, the Parties mutually agree as follows:

1. In consideration of the Contractor granting an exclusive license for the BAFI product and furnishing the expertise, knowledge and other resources set forth in the above Recitals hereof, the Company agrees to pay the Contractor a royalty in an amount equal to ten percent (10%) of the net profits generated on all BAFI product sales. In addition, the Company will issue 200,000 shares of common stock upon execution of this Agreement as well as an employment contract.

2. The Company agrees to pay for all expenses necessary to manufacture, maintain patents, and promote said product.

3. As part of the services specified herein, the Contractor agrees to provide technical support in an advisory capacity and maintain a professional relationship with the Company.


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Exclusive Licensing Agreement Ingen Technologies, Inc.

4. Except for the amounts paid to the Contractor as stated in paragraph-i and in the Recitals herein, the Contractor shall not be entitled to any other payment and/or reimbursement for services rendered and/or expenses incurred pursuant to this Agreement by the Company. All costs and expenses incurred by either party in rendering said services shall be the sole obligation and responsibility of the individual party and not that of the other. However, the Company may decide at its own discretion to reimburse other expenses to the Contractor only upon written authorization to the Contractor by the Company.

5. The Company agrees to provide all administrative support, technical support, and professional support to the Contractor at all times in accordance to regulatory guidelines and laws set forth for providing said products and services for the Company, and without penalty to the Contractor.

6. The Contractor and Company agrees to provide the other with all signed and completed tax documentation and identification upon the signing of this Agreement in accordance to State and Federal tax laws.

7. The relationship between both parties created by this Agreement is that of principal ("the Company") and independent contractor ("the Contractor") in that the time spent and the professional manner in which the services are performed shall solely be the responsibility of the Contractor. However, the Contractor agrees to use its best and most diligent efforts, within all laws, to provide the resources and expertise for the promotion and/or project development services provided for the Company.


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Exclusive Licensing Agreement Ingen Technologies, Inc.

8. During the term of this Agreement the Contractor shall not promote services, either directly and/or indirectly, to any entity that has similar services as provided by the Company, and pursuant to Paragraph 9.

9. In consideration of the importance of confidentiality, non-disclosure and trade secrets, the Contractor acknowledges that during the course of this Agreement between the Company and the Contractor, the Contractor has had access to and will continue to have access to various confidential information and trade secrets consisting of compilations of information, records, specifications and trade lists, which are owned by the Company and which are regularly used in the operation of the Company's business.

In consideration of continued engagement through this Agreement during the period of the Agreement by the Company, the Contractor shall not disclose any of the aforesaid confidential information or trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the Contractor's engagement with the Company, but does not include information already within the public domain at the time the information is acquired by the Contractor, or information that subsequently becomes public through no act or omission of the Contractor.

In further consideration of continued engagement and during the period of the Agreement, all files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by the Contractors or otherwise, coming into the Contractor's possession shall remain the exclusive property of the Company and shall not be removed from


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Exclusive Licensing Agreement Ingen Technologies, Inc.

the Company's premises under any circumstances whatsoever without prior written consent of the Company.

During the term of this Agreement, Contractor shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any individual and/or representative capacity engage or participate in any business that is in competition in any manner whatsoever with the business of the Company.

10. This Agreement shall continue in effect for a period of seventeen years (17 yrs) and may be continued thereafter only by the express mutual agreement of both parties. This agreement may be terminated at any time by either party with cause or breech provided that it is in writing with a thirty day (30-day) written notice. Upon termination, the Company agrees to pay all outstanding payments prior to the date of termination.

11. This document contains the entire Agreement of the parties relating to this Agreement and correctly sets forth the rights, duties and obligations of all parties hereto. Any prior agreements, promises, negotiations and/or representations not expressly set forth in this Agreement are of no force and effect.

12. No waiver of any term or condition of this Agreement shall be deemed or construed to be a waiver of such term or condition in the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them



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Exclusive Licensing Agreement Ingen Technologies, Inc.

shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party hereto.

13. No amendment or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Unless otherwise specifically set forth under a particular provision, any amendment or modification shall require the overall consent of both parties.

14. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is a conflict between any provision of this Agreement and any statute, law, ordinance, rule, order or regulation, the later shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

15. This Agreement, and all rights and obligations contained herein shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, legal and personal representatives, successors and assigns. It is also specifically agreed and understood that this Agreement shall be binding upon any successor-in-interest to the Company by way of merger, consolidation or otherwise.

16. Any controversy arising out of or in connection with this Agreement, or any amendment thereof, shall be determined and settled by arbitration in accordance with the rules of the American Arbitration Association. The venue for such arbitration shall be exclusively the State of California, San Bernardino County,



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Exclusive Licensing Agreement I ngen Technologies, Inc.

and any award rendered shall be final and binding on each and all of the parties thereto and their successor-in-interest, and judgment may be entered thereon in any court having jurisdiction thereon. In any such proceeding, the Arbitrator shall be and hereby is empowered to render an award directing specific performance. Each individual party shall take responsibility for obligations pertaining to costs associated with their own legal representation.

17. All notices among the parties hereto shall be in writing and shall be deemed duly srved when personally delivered to another party or, in lieu of such perso al service, when deposited in the United States mail, certified and return receip requested, with first class postage prepaid thereon, addressed as set forth bove, or in such other place as may be specified in any written notice given pursuant to this paragraph as the address for service of notice. All notices shall be delivered to the parties addresses as witnessed below.

Company: Scott R. Sand, CEO

Ingen Technologies, Inc.

P.O. Box 367

576 East Victoria Court

Lake Arrowhead CA 92352-0367

Contractor: Francis & Bettie McDermott 11619 Lennox Street

Yucaipa CA 92399


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Exclusive Licensing Agreement

Ingen Technologies, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above and agree to all of the terms and conditions of this Agreement set forth herein.


18. This Agreement shall be governed and construed in accordance with laws of the State of California.

The Company:


/s/ Scott R. Sand                                     6/24/99
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Scott R. Sand, CFO                                     Date



The Contractor:


/s/ Francis McDermott                                 6/24/99
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Francis McDermott                                      Date


/s/ Bettie McDermott                                  6/24/99
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Bettie McDermott                                       Date


Notarized Required:




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